Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement
(No. 333-123103) on Form S-8 of our report dated June 20, 2012, appearing in the annual report on Form 11-K of the ArvinMeritor, Inc. Hourly Employees Savings Plan at December 31, 2011 and 2010 and for the year ended December 31, 2011.

/s/ Plante & Moran, PLLC
Clinton Township, Michigan
June 20, 2012